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                                                                   EXHIBIT 10.12


                              Amended and Restated
                              Docent, Incorporated
                              ASP Development and
                               Hosting Agreement

     This ASP Development and Hosting Agreement (the "Agreement") is made by and between Docent, Incorporated, a Delaware corporation having a place of business at 2444 Charleston Road, Mountain View, CA 94043-1622 ("DI") and The Richardson Company, 1521 Locust Street, Suite 200, Philadelphia, PA 19102 ("Partner"),
effective as of March 31, 2000   (the "Effective Date").

     Whereas, DI is in the business of web-based self-paced learning and has developed software for the development, delivery, and measurement of learning programs;

     Whereas, Partner has developed educational content which it wishes to make available for use over the Internet;

     Whereas, effective as of November 15, 1999, DI and Partner entered into an ASP Development and Hosting Agreement (the "Original Agreement") pursuant to which DI was to make Partner's educational content available for access over the Internet using DI's software on an application service provider ("ASP") model;

     Whereas, DI and Partner wish to amend and restate the terms of the Original Agreement in accordance with the terms and conditions provided for herein;

     Now, Therefore, the parties agree as follows:

                                   Agreement

1.    Definitions

     (a) "Confidential Information" means all non-public confidential and proprietary business, financial and technical information supplied by one hereunder (the "Disclosing Party") to the other party (the "Receiving Party"), provided that such information is marked as "Confidential" or "Proprietary" if disclosed in tangible form, or, if disclosed orally, is identified as "Confidential" at the time of disclosure and confirmed in writing within thirty
(30) days.

     (b) "Deliverables" means any work product delivered to Partner pursuant to this Agreement or a SOW, including but not limited to the Online Training Program.

     (c) "Development Services" means services performed by DI for Partner in developing the Partner Content into Modules, the OLTP, and any additional on-line training components pursuant to this Agreement.

     (d) "DI Marks" means the DI trademarks and logos that DI wishes to have displayed in connection with the Software and the Online Training Program, and on the Display Pages.

     (e) "Display Pages" means all pages of the Online Training Program (including, without limitation, any screens associated with the Online Training Program or emails or other communications sent to Users or others by operation of the Online Training Program).

     (f) "Hosting Services" means DI's hosting of the Online Training Program pursuant to this Agreement.

     (g) "Initial Statement of Work" means the Statement of Work agreed upon by the parties within 20 days of the Effective Date of this Agreement that will set forth the Deliverables, milestones, timelines, payment schedules and penalties for the Modules created hereunder.

     (h) "Modules" means the internet-based course and assessment training content developed by DI and Partner based on the Partner Content, and includes all learning modules developed by DI and Partner hereunder. Modules do not include any Software.

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     (i) "Partner Content" means the content (in any medium) provided by Partner to DI hereunder, including course and assessment content developed by or on behalf of Partner and made available to DI for conversion into Modules for use with the Software.

     (j) "Partner Marks" means the Partner trademarks and logos that Partner wishes to have displayed in connection with the Online Training Program and on the Display Pages.

     (k) "Revenue" means the gross amount collected for the Online Training Program, less any amounts collected and paid for Taxes.


     (l) "Royalties" means Revenue gen-erated from the sale of Online Training Programs and paid to DI in accordance with Section 5.

     (m) "Online Training Program" or "OLTP" means the Partner Content and Modules as accessed using DI's educational application Software.

     (n) "Services" means the Development Services and Hosting Services and other such services as the parties may from time to time agree.

     (o) "Software" means the DI computer software programs generally referred to as "Docent Enterprise 4.0" and all upgrades and updates thereto during the term of this Agreement, the functionality of which is made available by DI for use hereunder.

     (p) "SOW" or "Statement of Work" means a statement of work signed by both parties to the Agreement, pursuant to which DI agrees to perform specified services and/or deliver specified Deliverables to Partner in exchange for specified consideration.

     (q) "Taxes" include all applicable sales, use and other taxes and all applicable export or import fees, customs duties, and similar governmental charges.

     (r) "Use" means the utilization, public display, public performance, and digital performance of the OLTP (including the Partner Content or Modules) for training in accordance with this Agreement.

     (s) "User Data" means all information provided by (or collected about) Users, including, but not limited to, identifying information (e.g., name, address), payment-related information (e.g., credit card or employer), site traffic information (e.g., Display Pages visited, site of origin, departure destination site), and course-related information (e.g., courses taken, test results, courses completed).

     (t) "Users" means individual users who interact with the OLTP by accessing the Display Pages through the Internet or through the user's own internal intranet subject to a limited use license for the Software with DI.

     (u) "Web Affiliates" means any other reseller or referral source other than DI's or Partner's direct sales force.


2.    Development and Operation.

     (a) Development. In accordance with the Initial Statement of Work, Partner shall deliver to DI the Partner Content needed to construct the Modules and the OLTP. DI shall use reasonable efforts to develop the Modules and the OLTP using the Partner Content, the Partner Marks, and the Software according to the Initial Statement of Work which, upon agreement, will be incorporated in Appendix A.

     (b) Use of Subcontractors. The parties agree that DI intends to subcontract the majority of the development services to subcontractors and that such subcontractors and the terms of any bids as well as DI's agreements therewith will be subject to Partner's approval in writing prior to commencing work.

     (c) Project Manager. DI will provide a dedicated Project Manager for the duration of the Development Services who shall be subject to Partner's reasonable approval.

     (d) OLTP Operation. DI shall host and operate the OLTP for use by Partner and the

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Users. Partner may access and Use the Software and OLTP only as permitted by this Agreement, and all other rights not specifically granted by DI are reserved by DI, provided that nothing herein shall limit Partner's rights to or ownership of the Partner Content and the Modules.

     (e) User Hosting. At Partner's request, DI shall make a copy of the OLTP, including the then current version of the Software (subject to the terms of a limited use license), for Use on a User's internal intranet. Such license shall be in the form specified in Appendix B as such may be modified by DI from time to time in the ordinary course of business. The parties shall split all revenue from such a sale according to the Royalty terms set out in Section 5 hereto. In the event either party becomes aware of any misuse of the OLTP, or any element thereof, by any such User, the parties agree to work together as may be reasonably necessary to protect the parties respective rights therein.

     (f) User Relations. The parties allocate responsibility for User support as follows: Partner shall be responsible for providing first level support for customer inquiries regarding the Partner Content and technical aspects of the OLTP. DI shall be responsible for providing second level support for customer inquiries regarding the technical aspects of the OLTP.

3.   Use of OLTP and Content

     (a) Functionality of Software. DI hereby grants a ##### right to Partner to access and to sell to third party clients the right to access the functionality of the Software in combination with the Partner Content and the Modules to Use the OLTP strictly in accordance with the terms and conditions of this Agreement.

     (b) Partner Content. Subject to the terms and conditions of this Agreement, Partner hereby grants to DI a ##### license (a) to use, reproduce, create derivative works, publicly display, publicly perform and digitally perform those elements of the Partner Content on the Display Pages (in each case only as necessary to build Modules, the OLTP, or Display Pages and otherwise to perform in accordance with the terms and conditions of this Agreement), and (b) to sell the OLTP (including web-based training using the Modules) to Web Affiliates upon receiving prior written approval of Partner to any such sale.

     (c) Trademarks. Partner hereby grants to DI a ##### license to use the Partner Marks in the OLTP. Title to and ownership of the Partner Marks shall remain with Partner. DI hereby grants to Partner ##### license to use the DI Marks in the OLTP. Title to and ownership of the DI Marks shall remain with DI. Neither party shall form any combination marks with the other party's Marks; notwithstanding the foregoing, inclusion of a DI logo and a "Powered by Docent" (or similar) tagline on the OLTP, log-in screens, and marketing materials related to Partner's web-based educational offerings shall not be deemed to form any combination mark. Any use of either DI Marks or Partner Marks by Web Affiliates will be subject to the terms of separate trademark licenses from DI or Partner, as the case may be.

     (d) Ownership.

           (i) General. As between DI and Partner: (a) DI and its suppliers retain all rights, title and interest in and to all intellectual property rights embodied in the Software (including any and all modifications or ad-ons, whether or not made in conjunction with this Agreement) excluding the Partner Content and Modules, and (b) Partner and its suppliers retain all rights, title and interest in and to all intellectual property rights embodied in the Partner Content and Modules (other than the Software). DI agrees that the Modules created by DI hereunder are works specifically ordered and commissioned by Partner as works made for hire as defined under 17 U.S.C. (S)101 or successor law. In the event such Modules are deemed not to be works made for hire, DI shall and hereby does irrevocably assign to Partner all copyright interest in and to said Modules. There are no implied licenses under this Agreement, and any rights not

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expressly granted to a licensee hereunder are reserved by the licensor or its suppliers.

           (ii) User Data. As between the parties, all User Data collected from Users through such Users' access of the OLTP shall be owned by the Partner, and the Partner grants DI a non-exclusive, non-transferable, worldwide license to use such User Data solely for internal purposes in connection with the OLTP (e.g., refining Partner's product offering).

     (e) Confidentiality. Each party agrees that it will not make use of, disseminate, or in any way disclose the other party's Confidential Information to any person, firm or business, except as authorized by this Agreement and to the extent necessary for performance of this Agreement. Each party agrees that it will disclose Confidential Information only to those of its employees and contractors who need to know such information and who have previously agreed to be bound by the non-disclosure terms and conditions of this Agreement. Each party agrees that it will treat all Confidential Information of the other party with the same degree of care as it accords its own confidential information; each party represents that it exercises reasonable care to protect its own confidential information. However, a party bears no responsibility for safeguarding the Confidential Information of the other party that is publicly available, already in such party's possession and not subject to a confidentiality obligation, obtained by such party from third parties without restrictions on disclosure, independently developed by such party without reference to the information of the other party. A party may disclose Confidential Information as required to be disclosed by applicable laws or regulations or by order of a court or other governmental entity.

4.    Development Services.

     (a) Modules and OLTP. DI shall exercise reasonable efforts to assist Partner in translating and reformatting the Partner Content into Hypertext Markup Language (including any current or future extensions thereto, "HTML") format or other digital format to create the Modules and the OLTP. DI hereby represents that no proprietary elements of the Software will be integrated into the Modules, and that the Modules will be designed to be repurposable into other software applications with a limited amount of additional work required. Partner shall make the final determination of all content to be used in the Modules. The parties agree to use reasonable efforts to ensure that the design of the OLTP shall take place substantially according to the timetable incorporated in the Initial Statement of Work attached as Appendix A, and that the OLTP shall be in substantial conformity with the Initial Statement of Work. DI agrees to notify Partner promptly of any factor, occurrence, or event that is likely to occasion material delay in the delivery of the Modules or the OLTP.

     (b) Additional Services. DI will, if requested in writing by Partner, perform mutually agreeable modifications to the OLTP, develop additional Modules, or perform other related services at DI's usual rates as set out in Appendix A and upon a reasonable timetable to be agreed upon by the parties. All such modifications and documentation related thereto shall be deemed to form part of the OLTP for all purposes of this Agreement, and Partner shall retain ownership of any Modules developed hereunder as set forth in Section 3(d) (Ownership). The specifics regarding such services shall be set forth in a SOW to be executed by the parties.

     (c) Training. DI shall provide such reasonable training, advice, and information concerning the Software, and the OLTP to Partner or Partner's designees as Partner may reasonably request in connection with the marketing and sale of the OLTP and User support.

5.    Payments.

     (a) Royalty Payments. As part of the Hosting Services provided hereunder, DI shall collect and provide to Partner transaction data provided by Users of the OLTP and shall provide a monthly usage report in a form specified by DI and approved by Partner. Partner will be responsible for clearing and approving all

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transactions regardless of source or selling agent. DI and Partner will share all Revenue from Use and licensing of the OLTP as set forth below (the "Royalty Payments"). Partner shall calculate the Royalty Payments monthly and shall pay out amounts pursuant to the schedule below within thirty (30) days after the end of each month. The royalty Schedule is stated as follows:

     Once Revenue reaches (#####), DI will be entitled to Royalties calculated as a percentage of Partner's Revenue generated from the sale of Online Training Programs. The Royalty percentage will decline as cumulative Revenue increases according to the following schedule:



      Royalty Model             Annual Royalty
     Partner Revenue                  %
    from event sales

        #####                        #####
        #####                        #####
        #####                        #####
        #####                        #####
        #####                        #####
        #####                        #####
        #####                        #####


     (b) In the event that Partner incurs a discount to regular pricing in selling the OLTP to customers with a pre-installed DI infrastructure, where the pre-installed DI infrastructure is the reason for the discount, DI and Partner will mutually agree upon a reasonable discount to the Royalty paid to DI.

     (c) Sales Commission. The selling agent of such training (whether Partner or DI) shall be entitled to the #####percent (#####%) of Revenue. Partner shall be deemed the "selling agent" of training to Users who access the OLTP and the Display Pages through Partner's website without having been contacted by DI concerning the OLTP.

     (d) Referral Fees. For each initial sale by a party hereto to a third-party client (except for existing Partner clients) of products or services of either party (not including the OLTP), if such sale is based on a referral by the other party hereto, the selling party shall pay the referring party a referral fee of #####percent (#####%) of the selling party's share of the Revenue from such sale (the "Referral Fee").

     (e) Reseller Commission. If Partner sells any DI products or services it shall receive a #####% commission on the revenue received by Partner from such sale.

     (f) Preexisting clients. Partner shall be deemed the seller for the purposes of Section 5 of all Use of the OLTP purchased by preexisting Partner clients. DI agrees to discuss with Partner any sales opportunity it has identified prior to pursuing the sale to determine whether the opportunity involves a preexisting client of Partner.

     (g) Payment for Development Services. Partner shall pay DI an amount not to exceed #####dollars ($#####) over the twelve-month period following the Effective Date for Development Services in accordance with each SOW and Appendix
A. The actual amount to be paid (not to exceed $#####) shall be set forth in the Initial Statement of Work and shall include all costs associated with such development. Such payment shall be invoiced as Time and Material. Both parties agree Partner shall pay DI ##### dollars ($#####) for the development work on the remaining twelve (12) original modules within sixty (60) days of the Effective Date of this Agreement. Partner shall pay for all third-party products for use in Development or Hosting Services pursuant to this Agreement, if any, in accordance with the terms of the relevant invoice submitted to Partner for such products, or if such products are already in DI's possession, upon the delivery of such products to Partner.

     (h) Taxes. The fees exclude all applicable Taxes. Each party shall be responsible for payment of all Taxes based on its sale of web-based training or receipt of payments hereunder.


     (i) Audit. Each party agrees to maintain accurate and detailed records of the sale and use of its web-based content. Each party (the "Audited Party") agrees that the other party (the


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"Auditing Party") shall have the right to audit the Audited Party's books and records for compliance with this Agreement at any time during the Audited Party's normal business hours upon reasonable notice, during the term, and for three (3) years following termination of this Agreement. If the underpaid fees are in excess of #####percent (#####%) of the total fees due, then the Audited Party shall pay the deficiency and the Auditing Party's reasonable costs of conducting the audit.

6.  Hosting Services.

     Subject to the terms and conditions of this Agreement, DI will provide Partner with full Hosting Services for all of the OLTP at any time during the term of this Agreement for a fee of #####dollars ($#####) per year in accordance with the terms hereof and the additional terms set forth in Appendix A.

     (a) DI Obligations. DI agrees to maintain the OLTP on DI's web server(s), and to make maintenance modifications to the OLTP as necessary. DI agrees to make the OLTP available to Users approximately ninety-nine percent (99%) of the time (excluding scheduled maintenance and failures beyond DI's reasonable control), and to back up the OLTP at least once a week, with such back-up copies stored in a safe and secure environment geographically separate from DI's web server(s). DI agrees to scale its operations and to provide redundancy where necessary to ensure sufficient reasonable capacity and reliability for the OLTP as hosted on DI's web server(s).

     (b) Transition Support. In the event Partner desires to host the OLTP itself or on a third party's web server(s), DI will provide reasonable assistance in porting the OLTP to the designated server(s) and shall grant to Partner or the replacement host a limited use license to the Software in the form specified in Appendix B as such may be modified by DI from time to time in the ordinary course of business so that Users can continue to Use the OLTP.

     (c) No Warranty or Guarantee. DI will take all commercially reasonable steps to ensure that hackers cannot penetrate its Hosting Services. Subject to such representation, DI does not warrant or guarantee that hackers cannot penetrate its Hosting Services and Partner acknowledges and accepts the risk that damage can possibly result therefrom.

     (d) Removal of Infringing Materials. Partner shall be the designated agent responsible for receiving notifications of infringement from third parties in accordance with the provisions of the Digital Millennium Copyright Act, 17 U.S.C. (S) 512(c) ("DMCA"). DI agrees to cooperate and take such action as may be necessary to remove upon notification from Partner any infringing materials from the Display Pages in accordance with the DMCA.

     (e) Transaction Logging. During the time that the OLTP is located on DI's Web Server, DI shall provide Partner, free of charge, access to the transaction log database, setting out the User Data recorded for each access and Use of the OLTP.

7.    Representations and Warranties.

     (a) Partner Representations and Warranties. Partner represents and warrants that the Partner Content provided to DI shall not (i) infringe any copyright or trademark, (ii) misappropriate any trade secret, (iii) infringe any U.S. patent,
(iv) be deceptive, defamatory, obscene, pornographic or unlawful, (v) contain any viruses, worms, or other malicious computer programming codes intended to damage a user's system or data or (vi) otherwise violate the rights of a third party.

     (b) DI Representations and Warranties. DI represents and warrants that the Software provided to Partner shall not (i) infringe any copyright or trademark,
(ii) misappropriate any trade secret, (iii) infringe any U.S. patent, (iv) be deceptive, defamatory, obscene, pornographic or unlawful, (v) contain any viruses, worms, or other malicious computer programming codes intended to damage a user's system or data or (vi) otherwise violate the rights of a third party.

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8.    Term and Termination.

     (a) Term. Unless earlier terminated as set forth in Section 8(b), the initial term of this Agreement shall commence on the Effective Date and continue for two (2) years, and thereafter shall automatically renew for one additional term of one (1) year unless Partner provides written notice of non-renewal to DI at least thirty (30) days before the end of the initial two-year term. The term of each license shall commence on the Effective Date and shall continue until this Agreement is terminated.

     (b) Termination. Either party may terminate this Agreement, and the rights to future licenses granted hereunder, effective immediately upon written notice to the other party, if the other party breaches any provision of this Agreement and does not cure such breach within thirty (30) days after receiving written notice thereof, provided that failure to agree on the Initial Statement of Work within 20 days of the Effective Date is grounds for immediate termination of this Agreement, unless the parties agree otherwise.

     (c) Effect of Termination. Upon expiration or termination of this Agreement for any reason, any amounts owed to either party under this Agreement before such expiration or termination will be immediately due and payable and all rights to future licenses granted hereunder will immediately cease. DI will promptly cease performing all Services, discontinue all use of the Partner Content and Modules, destroy all copies of the Partner Content and Modules in its possession, and certify in writing to Partner that it has complied with the requirements of this Section 8(c), provided that DI will continue to provided Hosting Services as long as Partner continues to pay for Hosting Services. Notwithstanding the foregoing, Partner shall receive from DI a copy of the Modules and the Display Pages (not including Software) in an "as is" condition upon termination or expiration of this Agreement. Either party may terminate this Agreement in the event of a change of control or a sale of all or substantially all of the business, assets or stock of that party or the other party upon 90 days written notice to the other party.

     (d) Survival. The following provisions shall survive the termination or expiration of this Agreement: Sections 1 (Definitions), 3(d) (Ownership-general), 3(e) (Confidentiality), 8(c) (Effect of Termination), 8(d) (Survival), 9 (Limited Warranty), 10 (Disclaimer of Warranty), 11 (Indemnity), 12 (Limited Liability), 13 (Dispute Resolution Procedure), 15 (Notices), and 17 (General).

9.   Limited Warranty.

        DI warrants that the Development Services will be performed in a professional, workmanlike and skillful manner. If Partner reports a breach of this warranty within ninety (90) days after performance of the defective Development Services, Partner's sole and exclusive remedy shall be DI's reperformance of the defective Development Services or if such reperformance is impracticable, offer to refund all fees paid by Partner for the defective Development Services upon Partner's certification that it has destroyed all Deliverables resulting from such Development Services, provided that Partner may choose to decline the refund and accept the Deliverables on an "as is" basis.

10.  Disclaimer of Warranty.

       DI DISCLAIMS, ON BEHALF OF ITSELF AND ITS SUPPLIERS, ALL EXPRESS, IMPLIED OR STATUTORY WARRANTIES RELATED TO THE SOFTWARE, MODULES, AND SERVICES, EXCEPT AS SET FORTH IN SECTION 9 (LIMITED WARRANTY), INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT.

11.  Indemnity.

     (a) DI Indemnity. DI shall indemnify and hold Partner harmless from and will defend against (i) any third party claims that the Software infringes any trademark, copyright, misappropriates any trade secret, infringes any U.S. patent, is deceptive, defamatory, obscene, pornographic or unlawful, contains any viruses,

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worms or other malicious computer programming codes intended to damage a User's system or data, or otherwise violates the rights of any third party and (ii) any claim that Partner is not the sole and exclusive owner of the Modules or other additional works developed by DI for Partner (other than a claim based on Partner Content); provided, Partner (i) gives DI prompt notice of any actual or threatened claim, (ii) gives control of the defense of such claims to DI, and
(iii) cooperates fully, at DI's expense, with DI and its counsel in the defense or settlement of such claims, provided further that any delay on the part of Partner in notifying DI shall relieve DI of an indemnification obligation only to the extent that DI is thereby prejudiced. DI's obligation shall not extend to a claim based on any alleged infringement arising from (a) additions, changes or modifications to the Software by or on behalf of Partner, (b) any incorporation of the Software or any component thereof into any other product or process or
(c) use of the Software other than as permitted by this Agreement.


     (b) Partner Indemnity. Partner shall indemnify and hold DI harmless from and will defend against any third party claims that the Partner Content infringes any copyright or trademark, misappropriates any trade secret or infringes any U.S. patent, is deceptive, defamatory, obscene, pornographic or unlawful, contains any viruses, worms or other malicious computer programming codes intended to damage a User's system or data, or otherwise violates the rights of any third party; provided, that DI (i) gives Partner prompt notice of any actual or threatened claim of such infringement or misappropriation, (ii) gives control of the defense of such claims to Partner, and (iii) cooperates fully, at Partner's expense, with Partner and its counsel in the defense or settlement of such claims, provided further that any delay on the part of DI in notifying Partner shall relieve Partner of an indemnification obligation only to the extent that Partner is thereby prejudiced. Partner's obligation shall not extend to such claims to the extent they are based upon (a) additions, changes, or modifications to Partner Content made by or on behalf of DI without Partner's approval, or (b) use of Partner Content other than as permitted by this Agreement.

12.  Limited Liability.

      Except for liability pursuant to Section 11 (Indemnity), in no event shall either party be liable for any consequential, incidental, or special damages whatsoever (including without limitation, damages for loss of profits, business interruption, loss of information, or other pecuniary loss). Each party's aggregate cumulative liability, whether in contract or tort or otherwise will not exceed the amount of payments made to that party hereunder.

13.  Dispute Resolution Procedure.

      In the event of any dispute arising out of or related to this Agreement (a "Dispute") and prior to invoking any termination remedy or initiating litigation, the following resolution procedure must be followed. The party invoking the dispute resolution procedure will provide the other party with a written notice detailing the nature of the Dispute (a "Dispute Notice"). Each party shall select a relationship manager with authority to resolve the Dispute, and the relationship managers shall meet within ten (10) days from receipt of the Dispute Notice. In the event that the relationship managers are unable to resolve the Dispute within ten (10) days from their first meeting, an officer of each party shall meet within five (5) days thereafter to discuss and look toward a mutually satisfactory resolution of the Dispute. In the event that the officers are unable to resolve the Dispute within ten (10) days from their first meeting, the parties will submit the Dispute to non-binding mediation in accordance with the rules of the American Arbitration Association. At each stage in the escalation process, the parties agree that they will consider all good faith and reasonable solutions and exercise all reasonable efforts to resolve the Dispute.

14.  Press Releases, Marketing Materials, and Publicity.

     The parties hereto have entered into a Marketing Agreement of even date herewith,


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which provides, among other things, for the joint marketing of the Online
Trading Program.

15.  Notices.

      All notices under this Agreement shall be in writing, shall be by personal delivery, facsimile transmission, commercial courier or by certified or registered mail, and shall be deemed given upon personal delivery, delivery by commercial courier, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices to DI and to Partner shall be sent to the address set forth at the beginning of this Agreement or such other address as either party may specify in writing.

16.  Force Majeure.

      Any delay in the performance of any duties or obligations of either party (except the payment of money owed) will not be considered a breach of this Agreement if such delay is caused by a fire; earthquake; flood; or any other event beyond the reasonable control of such party, provided that such party uses best efforts, under the circumstances, to notify the other party of the circumstances causing the delay and to resume performance as soon as possible.

17.  General.

      Nothing in this Agreement shall be construed as creating any agency, partnership or other form of joint enterprise between the parties. DI may subcontract its duties to a third party with Partner's prior approval (such approval not to be unreasonably withheld), provided that DI remains responsible for the third party's actions. This Agreement is governed and interpreted in accordance with the laws of the State of California, excluding its conflict of law rules. The United Nations Convention on Contracts for the International Sale of Goods is expressly disclaimed. If any provision of this Agreement shall be deemed invalid by a court of competent jurisdiction, then that provision shall be deemed modified to the minimum extent necessary to make it enforceable and the validity of the remaining provisions of this Agreement shall not be affected. This Agreement may not be assigned by either party without the other's prior written consent, and any such attempted assignment shall be void and of no effect; provided, however, that either party may assign this Agreement to any successor by merger, consolidation or sale of all or substantially all of its assets without the consent of the other party so long as (i) the assigning party gives written notice to the non-assigning party of such assignment and
(ii) any such assignment is not to a direct competitor of the other party. This Agreement will be binding upon the successors and permitted assigns of the parties and the name of a party appearing herein will be deemed to include the names of such party's successor's and permitted assigns to the extent necessary to carry out the intent of this Agreement. This Agreement, any Appendices, and any Statements of Work, which reference this Agreement, constitute the entire agreement between the parties and may be modified only by written agreement (which a purchase order does not constitute), signed by an authorized representative of Partner and a corporate officer of DI. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one Agreement. This Agreement replaces and supersedes any prior verbal understandings, written communications or representations including without limitation the Original Agreement.


##### CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE COMMISSION

The Richardson Company

Authorized Signature:#####
                     -----

Printed Name/Title:#####
                   -----

Date:March 31, 2000
     --------------

Docent, Incorporated

Authorized Signature:

Printed Name/Title:

Date:


##### CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE COMMISSION